                                                 EXHIBIT (8) (B)

                 AMENDMENT TO CUSTODIAN CONTRACT


    Agreement made by and between State Street and Trust Company
(the "Custodian") and Alliance Variable Products Series Fund,
Inc. (the "Fund").

    WHEREAS, the Custodian and the Fund are parties to a custodian contract dated March 26, 1993 (the "Custodian
Contract") governing the terms and conditions under which the Custodian maintains custody of the securities and other assets of the Fund; and

    WHEREAS, the Custodian and the Fund desire to amend the terms and conditions under which the Custodian maintains the Fund's securities and other non-cash property in the custody of certain foreign sub-custodians in conformity with the requirements of Rule 17f-5 under the Investment Company Act of 1940, as amended.

    NOW THEREFORE, in consideration of the premises and covenants contained herein, the Custodian and the Fund hereby amend the Custodian Contract by the addition of the following terms and provisions;

    1. Notwithstanding any provisions any provisions to the contrary set forth in the Custodian Contract, the Custodian may hold securities and other non-cash property for all of its customers, including the Fund, with a foreign sub-custodian in a single account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to securities entry those securities and other non-cash securities and other non-cash property belonging to the Fund and (ii) the Custodian shall require that securities and other non-cash property so held by the foreign sub-custodian be held separately from any assets of the foreign sub- custodian or of others.

    2. Except as specifically superseded or modified herein, the terms and provisions of the Custodian Contract shall continue to apply with full force and effect.




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    IN WITNESS WHEREOF, each of the parties has caused this
instrument to be executed as a sealed instrument in its name and behalf by its duly authorized representative this 4th day of June, 1996.

                             ALLIANCE VARIABLE PRODUCTS SERIES
                             FUND, INC.


                             By:  /s/ Edmund P. Bergan, Jr.
                                  ______________________________

                             Title:  Secretary
                                     ___________________________


                             STATE STREET BANK AND TRUST COMPANY

                             By:  /s/ Ronald E. Logue
                                  ______________________________

                             Title:  Executive Vice President
                                     ___________________________






























00250292.BD2                    2